Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Covad Communications Group, Inc. (the Company) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Mark A. Richman, Chief Financial Officer of the Company, certify, pursuant to 18. U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

COVAD COMMUNICATIONS GROUP, INC.

	By:	/s/ MARK A. RICHMAN

Mark A. Richman Executive Vice President and Chief Financial Officer
Date: May 15, 2003